UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 1.02 of Form 8-K.

Item 1.02. Termination of Material Definitive Agreement.

On November 20, 2006, we caused our wholly-owned subsidiary, Apple Seven Hospitality Ownership, Inc., to terminate two purchase contracts for hotels located in Danbury, Connecticut and Newark, New Jersey. The hotels had an aggregate purchase price of $37,200,000 and contained a total of 358 guest rooms. The sellers were affiliated with each other but did not have any material relationship with us or our subsidiaries, other than through the purchase contracts.

The entry into these purchase contracts were reported in our Current Report on Form 8-K dated as of October 17, 2006 and filed with the Securities and Exchange Commission on October 20, 2006. In connection with the termination of the purchase contracts, each initial deposit of $750,000 will be repaid to our contracting subsidiary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight,
Chief Executive Officer

November 22, 2006